UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2006

US LEC CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-24061	56-2065535
(Commission File Number)	(IRS Employer Identification No.)

Morrocroft III, 6801 Morrison Boulevard, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 319-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 16, 2006, US LEC Corp. and its affiliates (“US LEC”) entered into agreements to settle pending disputes with Sprint Communications Company L.P., its parent and certain subsidiary and affiliated corporations (“Sprint”) relating to billing of Sprint by US LEC of intrastate and interstate switched access charges, including such charges related to wireless toll free traffic. On February 17, 2006, US LEC entered into an agreement with MCI, LLC and all of its subsidiaries (“MCI”) to resolve all disputes and related litigation between MCI and US LEC arising out of billing of MCI by US LEC of intrastate and interstate switched access charges, including such charges related to wireless toll free traffic.

Each of these agreements provide for a mutual release by the parties to the respective agreement for any claims arising from the disputed billing for switched access traffic. In addition, US LEC will receive an aggregate payment of approximately $9 million related to the settlements in the first quarter of 2006.

Item 2.02. Results of Operations and Financial Condition.

On February 23, 2006, US LEC issued a press release announcing results for its fiscal quarter and fiscal year ended December 31, 2005. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.

On February 23, 2006, US LEC announced an option exchange offer. A Schedule TO describing the details of this offer will be filed with the Securities Exchange Commission.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits.

	99.1	Press release of US LEC Corp. dated February 23, 2006.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US LEC CORP.

By:	/s/ J. Lyle Patrick
J. Lyle Patrick
Executive Vice President and
Chief Financial Officer

Dated: February 23, 2006

3

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release of US LEC Corp. dated February 23, 2006.

4